Exhibit 99.2

INDEPENDENT AUDITORS' REPORT

To the Members

Citron Pharma LLC

Report on the Financial Statements

We have audited the accompanying financial statements of Citron Pharma LLC (the "Company"), which comprise the balance sheets as of December 31, 2014 and 2013, and the related statements of operations, comprehensive income, changes in members' capital, and cash flows for the year ended December 31, 2014 and for the period from January 7, 2013 (date of inception) through December 31, 2013, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Citron Pharma LLC as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the year ended December 31, 2014 and the period from January 7, 2013 (date of inception) through December 31, 2013 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

One of the Company's first commercial products, Duloxetine, was one of a few generic products approved for sale for such drug for the period December 2013 to June 2014, and accordingly, the prices charged to customers were significantly higher during this shared exclusivity period than the prices that were charged after competitive generic equivalent products were introduced into the market. Duloxetine comprised a majority of the Company's sales for all periods presented.

/s/ EisnerAmper LLP

Iselin, New Jersey

July 15, 2015

CITRON PHARMA LLC

Balance Sheets

	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$80,232,999	$95,951
Accounts receivable, net	19,541,476	37,751,665
Inventory, net	20,526,476	1,206,532
Prepaid expenses	348,075	-

Total current assets	120,649,026	39,054,148

Property and equipment, net	195,755	124,209

Other assets:
Investments - available for sale securities	39,783,476	-
Due from affiliates	18,904	-
Intangible assets, net	4,025,000	6,766,667
Deposits and other assets	30,815	28,254

Total assets	$164,702,976	$45,973,278

LIABILITIES AND MEMBERS' CAPITAL
Current liabilities:
Member loans	$-	$1,299,000
Advance	-	600,000
Accounts payable, including profit share	33,010,568	31,015,720
Accrued expenses	41,662,679	12,809,624

Total current liabilities	74,673,247	45,724,344

Members' capital	90,212,298	248,934
Accumulated other comprehensive loss	(182,569)	-

Total members' capital	90,029,729	248,934

Total liabilities and members' capital	$164,702,976	$45,973,278

See accompanying notes to financial statements

3

CITRON PHARMA LLC

Statements of Operations

		For the Period
		from January
		7, 2013 (date of
		inception)
	Year Ended	through
	December 31,	December 31,
	2014	2013

Net sales	$291,540,645	$31,711,899
Cost of goods sold, including profit share of $111,114,801 and $28,166,401, respectively	138,501,974	29,809,187

Gross profit	153,038,671	1,902,712

Selling and marketing expenses	2,328,653	303,381
General and administrative expenses	8,402,147	1,449,435
Research and development	12,665,732	-

Total expenses	23,396,532	1,752,816

Income from operations	129,642,139	149,896

Interest (income) expense, net	(685,616)	1,962

Income before provision for income taxes	130,327,755	147,934

Provision for income taxes	2,021,938	-

Net income	$128,305,817	$147,934

See accompanying notes to financial statements

4

CITRON PHARMA LLC

Statements of Comprehensive Income

		For the Period
		from January
		7, 2013 (date of
		inception)
	Year Ended	through
	December 31,	December 31,
	2014	2013

Net income	$128,305,817	$147,934

Unrealized loss on investments	(182,569)	-

Total other comprehensive loss	(182,569)	-

Comprehensive income	$128,123,248	$147,934

See accompanying notes to financial statements

5

CITRON PHARMA LLC

Statements of Changes in Members' Capital

		Accumulated
		Other	Total
	Members'	Comprehensive	Members'
	Capital	Loss	Capital

Balance, January 7, 2013 (date of inception)	$-	$-	$-
Contributions	101,000	-	101,000
Net income	147,934	-	147,934

Balance, December 31, 2013	248,934	-	248,934
Contributions	534	-	534
Distributions	(38,342,987)	-	(38,342,987)
Net income	128,305,817	-	128,305,817
Unrealized loss on investments	-	(182,569)	(182,569)

Balance, December 31, 2014	$90,212,298	$(182,569)	$90,029,729

See accompanying notes to financial statements

6

CITRON PHARMA LLC

Statements of Cash Flows

		For the Period
		from January 7,
		2013 (date of
		inception)
	Year Ended	through
	December 31,	December 31,
	2014	2013

Cash flows from operating activities:
Net income	$128,305,817	$147,934
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,815,822	246,357
(Increase) decrease in:
Accounts receivable	18,210,189	(37,751,665)
Inventory	(19,319,944)	(1,206,532)
Prepaid expenses, deposits, and other assets	(369,540)	(28,254)
Increase (decrease) in:
Accounts payable, including profit share	1,994,848	31,015,720
Accrued expenses	28,853,055	6,309,624

Net cash provided by (used in) operating activities	160,490,247	(1,266,816)

Cash flows from investing activities:
Purchase of property and equipment	(145,701)	(137,233)
Purchase of investments	(39,966,045)	-
Purchase of intangible assets	-	(500,000)

Net cash used in investing activities	(40,111,746)	(637,233)

Cash flows from financing activities:
Proceeds (repayment) of member loans	(1,299,000)	1,299,000
Proceeds (repayment) of advance	(600,000)	600,000
Contributions by members	534	101,000
Distributions to members	(38,342,987)	-

Net cash (used in) provided by financing activities	(40,241,453)	2,000,000

Net increase in cash and cash equivalents	80,137,048	95,951
Cash and cash equivalents, beginning of period	95,951	-

Cash and cash equivalents, end of period	$80,232,999	$95,951

Supplemental disclosures of cash flow information and non-cash activity:
Intangible assets acquired with product rights payable	$-	$6,500,000
Unrealized loss on investments	$182,569	$-

See accompanying notes to financial statements

7

CITRON PHARMA LLC

Notes to Financial Statements

Year Ended December 31, 2014 and the period from January 7, 2013 (date of inception) through December 31, 2013

Note A - Organization and Nature of Operations

Citron Pharma LLC is a privately held pharmaceutical company based in New Jersey focused on developing and marketing both branded and generic products in various therapeutic categories. References in these financial statements to the "Company", "Citron" or "we" refer to Citron Pharma LLC.

Citron was formed on January 7, 2013 and did its first commercial product launch on December 11, 2013.

One of the first products launched by Citron was Duloxetine. Duloxetine was one of a few generic products approved for sale to compete with the innovator drug, Cymbalta, for the period December 2013 to June 2014, and accordingly, the prices charged to customers were significantly higher during this shared exclusivity period than the prices that were charged after competitive generic equivalent products were introduced into the market. Citron maintained a significant market share of the generic version of the Cymbalta product through December 31, 2014.

We have entered into multiple development, manufacturing, and distribution agreements with vertically-integrated manufacturing and development facilities in North America and India, as the Company does not have its own manufacturing and logistics operations. Citron sells the products procured under these agreements in the United States of America through its sales force to various wholesalers, distributors, and retail chains. Citron uses internal, as well as, third party supply chain resources for order fulfillment and related activities. Citron also intends on expanding its development efforts to commercialize new products either through collaborative agreements or through its own research and development initiatives.

We market products directly to wholesalers, distributors as well as directly to the retail pharmacy chains. Wholesalers and distributors further resell our products to independent pharmacies, managed care organizations, hospitals, nursing homes, pharmacy benefit management companies and government entities. These customers, called "indirect customers," purchase our products primarily through our wholesale customers. These wholesale customers include three national entities. In North America, wholesalers and retail drug chains have undergone, and are continuing to undergo, significant consolidation, which may result in these groups gaining additional purchasing leverage.

Note B - Summary of Significant Account Policies

[1]	Basis of presentation:

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Accounts receivable allowances approximating $6 million dollars have been reclassified to accrued expenses to conform to the current year presentation.

[2]	Use of estimates:

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant areas involving management's estimates include revenue recognition, accounts receivable allowances, rebates, returns, discounts and chargebacks, inventory reserve, depreciable and amortizable lives of long-lived assets, and commitments and contingencies.

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CITRON PHARMA LLC

Notes to Financial Statements

Year Ended December 31, 2014 and the period from January 7, 2013 (date of inception) through December 31, 2013

Note B - Summary of Significant Account Policies (continued)

[3]	Cash and cash equivalents:

The Company considers all highly liquid instruments with an original maturity of three months or less when purchased to be cash equivalents. The Company's cash and cash equivalent balances substantially exceed FDIC limits.

[4]	Revenue recognition including sales returns and allowance, chargebacks and other adjustments:

Revenue from product sales is recognized when substantially all the risks and rewards of ownership have transferred to customers, upon passing of risk and title to the customer, when estimates of the selling price and discounts, rebates, promotional adjustments, price adjustments, returns, chargebacks, and other potential adjustments are reasonably determinable, collection is reasonably assured, and persuasive evidence of an arrangement exists. Substantially all of the Company's customers have FOB destination shipping terms in which title to the product does not pass to the customer until it is received by them.

In the case of products that lack market precedence or history and/or the products that are launched in the market for the first time as generic drugs with the "first-to-file" (shared) exclusivity, sales returns and allowances might not be estimable for sales to wholesalers, therefore, precluding revenue recognition.

The Company establishes allowances for discounts, rebates, returns, chargebacks, shelf stock adjustments and other adjustments (collectively, "pricing allowances") at the time of sale. In determining the amount of pricing allowances to be established, the Company considers its own business experience and knowledge of industry and competitive practices, as well as its assessment of the impact on price adjustments due to the introduction of competing products, if any. The factors considered include, but are not limited to, actual pricing allowance experience by product and by customer, the Company's contractual arrangements with its customers, inventory reports, estimates of products in the distribution channel, customers' right of return, the number and timing of market launch of competitive products approved for sale, prescription data (both actual and projected) and estimated size of the market for the Company's products, applicable marketing and pricing regulations and current and projected economic conditions. The data used by the Company in establishing pricing allowances are based on information developed internally and/or obtained from external sources. Pricing allowances are presented as a reduction of revenue in the consolidated statements of operations. The principal allowances are as follows:

i.	Chargebacks:

The provision for chargebacks is our most significant reduction from gross revenue. A chargeback represents an amount payable in the future to a wholesaler for the difference between the invoice price paid by our wholesale customer for a particular product and the negotiated contract price that the wholesaler owes to Citron upon wholesaler's sell-through to its customers. Our chargeback provision and related reserve varies with changes in product mix, changes in customer pricing and changes to estimated wholesaler inventories.

The provision for chargebacks also assumes 100% wholesaler sell-through levels to indirect customers at contract prices. The provision for chargebacks is recorded as a reduction of accounts receivable, see Note D.

9

CITRON PHARMA LLC

Notes to Financial Statements

Year Ended December 31, 2014 and the period from January 7, 2013 (date of inception) through December 31, 2013

Note B - Summary of Significant Account Policies (continued)

[4]	Revenue recognition including sales returns and allowance, chargebacks and other adjustments: (continued)

ii.	Shelf-stock adjustment:

In the event of a price reduction, we are contractually obligated to award an adjustment credit to the extent of the reduction in the purchase price for the on-hand inventory held by our customers at the time of such a reduction in price. Such reduction in purchase price can be either due to reduction in the invoice price or reduction in the negotiated contract price. The provision for Shelf-stock adjustment is based on the on-hand inventory information received from the customers or in case of the customers who submit chargeback claims, based on the estimates of the on-hand inventory held by them as per their chargeback claims. The provision for shelf-stock adjustment is recorded as an accrued expense, see Note H.

iii.	Rebates:

Rebates include contracted volume-based incentives to direct and indirect customers, Medicaid, other government rebates based on claims incurred and third party managed care and Medicare Part D rebates. Our rebate accruals are reviewed on a quarterly basis against actual claims data. Medicaid rebates are recorded as an accrued expense, see Note H. All other rebates are recorded as a reduction of accounts receivable, see Note D.

iv.	Cash discounts:

Cash discounts are provided to customers that pay within a specific period. The provision for cash discounts are estimated based upon invoice billings. Our customers' payment experience is fairly consistent and most customer payments qualify for the cash discount. Cash discounts are recorded as a reduction of accounts receivable, see Note D.

v.	Returns and Other Allowances:

Our provision for returns and other allowances includes returns, pricing adjustments, promotional allowances including bill back adjustments. The provision for returns is recorded as an accrued expense, see Note H. All other allowances are recorded as a reduction of accounts receivable, see Note D.

We maintain a returns policy that allows our customers to return product for a credit. In accordance with our return goods policy, credits for customer returns of products are applied against outstanding account activity or settled by check. Our estimate of the provision for returns is generally based upon industry experience.

Bill back adjustments are credits that are issued to certain customers who purchase, both, directly from us as well as indirectly through a wholesaler. These credits are issued in the event that the customer's direct contract price from us is lower than the indirect contract price from the wholesaler. The provision for bill backs is estimated purchasing patterns of qualified customers who purchase product directly from us and supplement their purchases indirectly through our wholesale customers. Billbacks are recorded as a reduction of accounts receivable, see Note D.

10

CITRON PHARMA LLC

Notes to Financial Statements

Year Ended December 31, 2014 and the period from January 7, 2013 (date of inception) through December 31, 2013

Note B - Summary of Significant Account Policies (continued)

[5]	Intangible assets:

Intangible assets are stated at cost, less accumulated amortization, and are amortized using the sum of the years digits method over their estimated useful lives. This method of amortization most appropriately reflects the pattern in which the economic benefit of the intangible asset is consumed or otherwise used up. We determine amortization periods for intangible assets based on our assessment of various factors impacting estimated useful lives. Such factors include the product's position in its life cycle, the existence or absence of like products in the market, various other competitive and regulatory issues, and contractual terms. Significant changes to any of these factors may result in a reduction in the intangibles useful life and an acceleration of related amortization expense, which could cause our income to decline.

Intangible assets will be tested periodically for impairment when events or changes in circumstances indicate that an asset's carrying value may not be recoverable. The impairment testing involves comparing the carrying amount of the asset to the forecasted undiscounted future cash flows. In the event the carrying value of the asset exceeds the undiscounted future cash flows, the carrying value is considered not recoverable and an impairment exists. An impairment loss will be measured as the excess of the asset's carrying value over its fair value, calculated using a discounted future cash flow method. Assets which are not impaired may require an adjustment to the remaining useful lives for which to amortize the asset. We did not recognize any impairment in 2014 and 2013.

[6]	Investments:

The Company's investments include corporate bonds. All of the Company's investments are classified as available for sale. Available for sale securities are measured at fair value based on quoted market values of the securities, with the unrealized gain and (losses) reported as comprehensive income or (loss). The Company has classified as short-term those securities that mature within one year and all other securities are classified as long-term. Realized gains and losses from the sale of available for sale securities are determined on a specific identification basis. Net realized gains and losses from the sale of investment securities available for sale are included in "other income" in the statements of operations. Dividend and interest income are recognized when earned.

[7]	Accounts receivable:

Accounts receivable consists of trade receivables recorded at original invoice amount, less an estimated allowance for uncollectible accounts, returns, chargebacks, rebates, and discounts. Trade credit is generally extended on a short-term basis; thus, trade receivables do not bear interest. Trade receivables are periodically evaluated for collectability based on past credit history with customers and their current financial condition. Changes in the estimated collectability of trade receivables are recorded in the results of operation for the period in which the estimate is revised. Trade receivables that are deemed uncollectible are offset against the allowance for uncollectible accounts. The Company generally does not require collateral for trade receivables.

11

CITRON PHARMA LLC

Notes to Financial Statements

Year Ended December 31, 2014 and the period from January 7, 2013 (date of inception) through December 31, 2013

Note B - Summary of Significant Account Policies (continued)

[8]	Inventory:

Inventory consists primarily of finished goods held for distribution. Inventories are stated at the lower of weighted average cost or market. In evaluating whether inventory is stated at the lower of cost or market, management considers such factors as the amount of inventory on hand and in the distribution channel, the estimated time required to sell such inventory, remaining shelf life, and current and expected market conditions, including levels of competition. Adjustments to reduce inventories to their net realizable value are charged to cost of goods sold. The determination of events requiring the establishment of inventory valuation reserves, together with the calculation of the amount of such reserves may require judgment. Assumptions utilized in our quantification of inventory reserves include, but are not limited to, estimates of future product demand, consideration of current and future market conditions, product net selling price, anticipated product launch dates, potential product obsolescence and other events relating to special circumstances surrounding certain products.

[9]	Property and equipment:

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives as follows:

	Depreciation Method	Estimated Useful Life

Software and licenses	Straight-line	3 years
Computer and telephone equipment	Double declining	5 years
Furniture and fixtures	Double declining	7 years

Repairs and maintenance, which do not extend the useful lives of the related assets, are expensed as incurred.

The Company reviews the carrying value of property and equipment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its eventual use and disposition. Based on this assessment, management has determined that there was no impairment for the year ended December 31, 2014 and for the period from January 7, 2013 (date of inception) through December 31, 2013.

[10]	Income taxes:

The Company is constituted as a Limited Liability Company and has elected to be treated as a partnership for tax purposes. The partnership is not subject to U.S. taxation since all income and expenses are taxed at the partner level, however, it is subject to certain U.S. state income taxes, primarily for states that do not recognize partnerships. The provision for income taxes was $2,021,938 for the year ended December 31, 2014 and was recorded in accrued expenses in the accompanying balance sheet, see Note H. The provision for income taxes for the period from January 7, 2013 (date of inception) through December 31, 2013 was immaterial to the financial statements.

12

CITRON PHARMA LLC

Notes to Financial Statements

Year Ended December 31, 2014 and the period from January 7, 2013 (date of inception) through December 31, 2013

Note B - Summary of Significant Account Policies (continued)

[10]	Income taxes: (continued)

The Company provides for income taxes in accordance with Financial Accounting Standards Board Accounting Standards Codification 740, Accounting for Uncertainty in Income Taxes. These accounting principles require entities to evaluate, measure, recognize and disclose any uncertain income tax positions taken or expected to be taken in their respective returns. There were no significant matters determined to be unrecognized tax benefits taken or expected to be taken in a tax return that have been recorded on the Company's financial statements for the year ended December 31, 2014. The 2013 tax year remains open for examination by the tax authorities.

[11]	Shipping and handling costs:

Shipping and handling costs, consisting of all costs to warehouse, pick, pack and deliver inventory to customers, are included in cost of goods sold. For the year ended December 31, 2014 and for the period January 7, 2013 (date of inception) through December 31, 2013, shipping and handling costs were approximately $5,138,000 and $837,000, respectively.

[12]	Concentration risks:

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. In addition, the Company conducts a significant amount of its business with a limited number of large pharmaceutical wholesalers and pharmacy chains. During the year ended December 31, 2014, the Company's top three customers accounted for approximately 56% of gross sales. These three customers also accounted for approximately 95% of net accounts receivable as of December 31, 2014. The Company's top two customers (national wholesalers) accounted for approximately 62% of gross sales for the period from January 1, 2013 (date of inception) through December 31, 2013. These two customers also accounted for approximately 62% of net accounts receivable as of December 31, 2013.

In addition, the Company's top product, Duloxetine, accounted for approximately 95% and 99% of net sales during the year ended December 31, 2014 and for the period from January 1, 2013 (date of inception) through December 31, 2013, respectively.

A significant portion of the Company's products were purchased from one supplier for the year ended December 31, 2014 and for the period from January 1, 2013 (date of inception) through December 31, 2013.

[13]	Research and development:

During the year ended December 31, 2014, the Company incurred research and development expenses of $12,665,732. A portion of such costs were incurred by a company under common ownership – See Note K. Research and development costs are expensed as incurred.

13

CITRON PHARMA LLC

Notes to Financial Statements

Year Ended December 31, 2014 and the period from January 7, 2013 (date of inception) through December 31, 2013

Note B - Summary of Significant Account Policies (continued)

[14]	New accounting pronouncements

In May 2014, the Financial Accounting Standards Board (the "FASB") issued Accounting Standards Update ("ASU") No. 2014-09, "Revenue from Contracts with Customers". This ASU is a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the transfer of goods or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. This ASU is effective for annual reporting periods beginning after December 15, 2017. Early adoption is permitted for annual periods ending as early as December 15, 2016. Companies may use either a full retrospective or modified retrospective approach to adopt this ASU, and management is currently evaluating which transition approach to use.

[15]	Subsequent events:

The Company has evaluated subsequent events through July 15, 2015 the date which the financial statements have been available to be issued.

Note C - Investments and Fair Value Measurement

The Company's investments include corporate bonds. As of December 31, 2014, all of the Company's investments are classified as available for sale and are measured at the fair value of $39,783,476 based on quoted market values of the securities. The unrealized gain and losses are reported as comprehensive income or loss. As of December 31, 2014 and 2013, the Company reported unrealized losses of approximately $183,000 and $0, respectively, on available for sale securities in total comprehensive loss. Realized gains and losses from the sale of available for sale securities are determined on a specific-identification basis. The Company has classified all securities as long term as of December 31, 2014 as no securities mature within one year, $20,396,227 matures in one to three years and $19,387,249 matures after three years.

The Company utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those levels:

-       Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities.

-      Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

-      Level 3: Unobservable inputs that reflect the Company's estimates of market participant assumptions.

At December 31, 2014, the Company's investments described above are classified as Level 1 for fair value measurement. As of December 31, 2013, the Company had no investments.

14

CITRON PHARMA LLC

Notes to Financial Statements

Year Ended December 31, 2014 and the period from January 7, 2013 (date of inception) through December 31, 2013

Note D - Accounts Receivable, Net

Included in the accounts receivable, net balance at December 31, 2014 and 2013 are the following allowances:

	2014	2013

Gross accounts receivable	$68,203,248	$50,751,149
Less allowance for:
Administrative fees and other rebates	28,465,651	9,584,063
Chargebacks	18,172,449	2,442,917
Billbacks	2,023,672	972,504

Net accounts receivable	$19,541,476	$37,751,665

Note E - Inventory, Net

Inventory consists of the following as of December 31, 2014 and 2013:

	2014	2013

Finished goods	$23,085,710	$1,206,532
Inventory reserve	(2,559,234)	-

Net accounts receivable	$20,526,476	$1,206,532

Note F - Property and Equipment

As of December 31, 2014 and 2013 property and equipment consisted of the following:

	2014	2013

Software and licenses	$109,361	$63,365
Furniture and fixtures	95,447	8,563
Computers and telephone equipment	78,127	65,305
	282,935	137,233
Less: accumulated depreciation	(87,180)	(13,024)

	$195,755	$124,209

Depreciation expense for the year ended December 31, 2014 was approximately $74,000 and for the period from January 1, 2013 (date of inception) through December 31, 2013 was approximately $13,000.

15

CITRON PHARMA LLC

Notes to Financial Statements

Year Ended December 31, 2014 and the period from January 7, 2013 (date of inception) through December 31, 2013

Note G - Intangible Assets

On July 10, 2013, the Company acquired the rights to a portfolio of products. The Company agreed to pay $7,000,000 to acquire the rights to these products. Of the $7,000,000 purchase price, $6,500,000 remained payable as of December 31, 2013 and is classified as product rights payable. This $6,500,000 product rights payable was paid in full during 2014. As of December 31, 2014 and 2013, intangible assets consisted of the following:

	2014	2013

Product rights	$7,000,000	$7,000,000
Less: accumulated amortization	(2,975,000)	(233,333)

Intangible assets, net	$4,025,000	$6,766,667

Amortization expense was approximately $2,742,000 and $233,000 for the year ended December 31, 2014 and for the period from January 7, 2013 (date of inception) through December 31, 2013, respectively. The annual amortization (using a four year estimated life) as of December 31, 2014 is as follows:

	2015	2016	2017	Total

Annual amortization	$2,041,667	$1,341,667	$641,666	$4,025,000

Note H - Accrued Expenses

As of December 31, 2014 and 2013, accrued expenses consisted of the following:

	2014	2013

Provision for shelf stock adjustment	$28,264,684	$3,961,060
Provision for Medicaid rebates	9,861,029	1,133,840
Provision for returns	634,335	944,866
Accrued product development costs	500,000	-
Income taxes payable	2,021,938	-
Product rights payable	-	6,500,000
Other accrued expenses	380,693	269,858

Total	$41,662,679	$12,809,624

* These amounts were reclassified from accounts receivable to accrued expenses to conform to the current year presentation. See Note B[1].

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CITRON PHARMA LLC

Notes to Financial Statements

Year Ended December 31, 2014 and the period from January 7, 2013 (date of inception) through December 31, 2013

Note I - Member Loans and Advances

During 2013, the Company received unsecured short-term financing from two of its members in the amount of $700,000 and $599,000. These loans accrue interest at 0.35% annually. Substantially all interest expense incurred during 2014 related to member loans. Interest expense amounted to $835 and $1,962 for the year ended December 31, 2014 and the period from January 7, 2013 (date of inception) through December 31, 2013, respectively. The Company also received a short-term advance from an affiliate during 2013, which was repaid in 2014.

Note J - Commitments

Lease

In July 2013, the Company entered into a new lease agreement for office space in East Brunswick, New Jersey that commenced on August 1, 2013. There were no lease payment requirements through December 31, 2013. The lease was amended in November 2014 as the Company obtained additional lease space. The lease requires minimum monthly rental payments of $17,870 from January 1, 2015 through July 31, 2015, increasing on August 1 for each 12-month period to $18,242, $18,614, $18,986, $19,359, $19,731 and $20,103, respectively, to lease maturity in December 2020. Rent expense will be recorded on a straight-line basis over the life of the lease.

Rent expense for the year ended December 31, 2014 and for the period from January 7, 2013 (date of inception) through December 31, 2013 was $134,767 and $41,800, respectively.

Minimum future lease payments are as follows:

Year Ending

2015	$216,301
2016	220,769
2017	225,236
2018	229,704
2019	234,171
Thereafter	238,639

$1,364,820

Product Cost Paid as a Profit Share

The Company has entered into agreements with third parties under which the Company will sell, market, and distribute the products manufactured by the third parties. The price charged by the third parties for products supplied by them includes a fixed price component and a share of gross contribution earned, computed as provided in the agreements. The ratio in which the gross contribution is shared between the Company and the third parties may vary based on product and/or gross contribution thresholds defined in dollars and/or the time elapsed since the first shipment. Profit share in the amount of $111,114,801 and $28,166,401 for the year ended December 31, 2014 and for the period from January 7, 2013 (date of inception) to December 31, 2013, respectively, was included in cost of goods sold. In addition, the liability relating to the profit share was $16,294,174 and $28,166,401 as of December 31, 2014 and 2013, respectively, which is included in accounts payable.

Note K - Related Parties

An entity with common ownership as the Company performs certain product development services on behalf of the Company. Such services are performed on a fee for services basis and amounted to $3,297,688 and $0 for the year ended December 31, 2014 and the period from January 7, 2013 (date of inception) through December 31, 2013, respectively.

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